Exhibit 99.2

April 2007 Investor Presentation

Portions of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future results of operations, as well as trends and conditions in our markets and technologies, market opportunity, and our plans regarding our business strategies. These statements can generally be identified by such words as “expects,” “plans,” “believes,” “anticipates,” “should,” “may,” “will” and similar words or expressions. Forward-looking statements are not guarantees of performance but rather reflect our current expectations, assumptions and beliefs based upon information currently available to us. Investors are cautioned that all forward-looking statements are subject to risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. Many of these risks and uncertainties are described in Part I of our Form 10-K for the fiscal year ended October 31, 2006 under the heading “Risk Factors”, and in our subsequently filed quarterly reports. Some of these risk factors include: • Acquiring and retaining the technical competencies needed to implement new advanced communications technologies; • Maintaining the highest certification levels with our suppliers; • Continued market acceptance of Avaya and Nortel products and the strength of these suppliers; • Capital spending trends in our market; • Intense competition and industry consolidation; • Fluctuating gross margins and product mix; and • Reliance upon a few customers in our managed services business. Investors are cautioned that the foregoing list of important risk factors is not exclusive. These and other factors should be considered carefully and investors should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date made and we do not undertake to update any forward-looking statement that is contained in any communications. Forward-Looking Statements

More than 25 year operating history Sell, install and service enterprise communications systems and applications for Fortune 1000 customers Nationwide Footprint - Over 360 employees offering nationwide service and support through over 30 locations Partner with three leading voice equipment vendors at the highest levels - Nortel, Avaya, and Mitel Profitable for 16 straight years XETA at a Glance

Well positioned to acquire significant market share with targeted 15% top line organic growth over the next 3 to 5 years. Profitability improvement to come from a shift in the revenue mix and operating leverage. targeted EBITDA of 12% versus 4% in 2006. Growing base of recurring revenue will drive earnings growth and predictability Experienced and disciplined management team with average tenure of 18 years Investment Considerations

Market Overview

Size of Addressable Market $6 Billion Market Sources: Synergy, TEQConsult Group, Avaya, Nortel, Company Estimates Equipment Service # of Lines Shipped Annually (U.S.) 6-8 million 100 million Avaya/ Nortel Market Share 50% 66% Avaya/ Nortel Annual Revenue Opportunity (U.S.) $2 billion $4 billion

IP Convergence Growth Drivers Replacement Cycle New Applications ROI 46% of Installed Base Source: Avaya Overall Market Growth 3% CAGR Convergence Growth 37% CAGR 14% of Installed Base Condition of Addressable Market (in millions) lines installed 0 100 200 300 400 500 2007 2009

National Independent Regional Integrators Systems Integrator Network Providers Local Integrators Competencies Coverage Acquiring Market Share

Strategy #1 Focus of Customer Target Acquisition Penetration Retention Activity

Wholesale Relationships Managed Programs Acquisition Penetration Retention Activity Strategy #2 Expand Wholesale Service Offerings

Strategy #3 Alignment with Major Business Partners Services Services Systems Hospitality Healthcare Federal

Strategic Recurring Revenue Added Coverage and Competency Targeted Customers Operational Manufacturer Competencies and Relationships Comparable Business Models Cultural Fit Economic Deal Size $3M to $15M Annual Revenues 2 to 3 year pay back Accretive Acquisition Opportunities

Experienced Leadership Team Greg Forrest – CEO and President – CEO since June 2007, joined the company in July 2005 through acquisition. Prior to XETA, founded several fast-growing companies in the clothing, commercial interior and telecommunications industries. Robert Wagner – CFO – Joined the company in 1986. 24 years public Accounting/ financial management experience. Don Reigel – Executive Director, Avaya – Joined company in 1993. Prior to XETA, held senior sales management positions at large Avaya dealer. Scott Davis – Executive Director, Nortel – Joined company in 2006. 10 years senior sales positions inside Nortel Tom Luce – Executive Director, Managed Services – Joined the company during it’s founding in 1982.

Historical Trends – 14% growth in TTM Revenue $12,000 $13,000 $14,000 $15,000 $16,000 $17,000 $18,000 $19,000 4Q 1Q 2Q 3Q TTM ‘05/’06 TTM ‘06/’07

Historical Trends – 23% growth in TTM Service Revenue $5,500 $6,500 $7,500 $8,500 $9,500 $10,500 4Q 1Q 2Q 3Q TTM ‘05/’06 TTM ‘06/’07

Historical Trends – Positive Y-O-Y Earnings Trends -$0.02 $0.00 $0.02 $0.04 $0.06 4Q 1Q 2Q 3Q TTM ‘05/’06 TTM ‘06/’07

Current Revenue Mix Maintenance Services 37% of revenue Recurring 16% TTM Growth (TTM Q3) +58% Commercial + 1% Lodging Highest potential for margin improvement Implementation & Cabling Services 15% of revenue Primarily non-recurring 45% TTM Growth (TTM Q3) Some potential margin improvement Equipment & Applications 48% of revenue Unpredictable 7% Growth (TTM Q3) Margins under pressure, but stabilized

Long Term Revenue Mix Shift Current Mix ½ Services Future Mix 2/3 Services Increase in higher margin services revenue increases profitability and predictability Equipment & Application 33% Implementation & Structured Cable Services 12% Maintenance Service 55% Implementation & Structured Cable Services 15% Equipment & Application 48% Maintenance Service 37%

Targeted Operating Results   $0.07 EPS 4% to 6% 1.5%  1.2% Net Margin 10% to 12% 4.2%  3.9% EBITDA Margin 18% to 20% 22.4%  22.3% Operating Expenses 27% to 31% 24.9%  24.6% 30% to 35% 29.6%  27.6% 23% to 25% 23.6%  24.2%       Gross Margin Annual growth 15%   $60M Revenue         3-5 Year Targets 2007 Thru Q3 2006 Actual   Equipment Services Total

Financials – Balance Sheet Target - 15% 3.3% 1.9% Return on Equity   $1.20 $1.11 Tangible Book Value Per share 3 year term, 13 year amort 1,569 1,697 LT Debt (Mortgage) $7.5M available 2,476 3,119 Revolving Line of Credit   7,592 6,311 Working Capital Target - 50 to 60 days 74 days 74 days   14,597 12,245 AR   55 175 Cash Details ($,000) ($,000)     Jul-07 Oct-06     3Q07 FY2006   DSO

Well positioned to acquire significant market share with targeted 15% top line organic growth over the next 3 to 5 years. Profitability improvement to come from a shift in the revenue mix and operating leverage.targeted EBITDA of 10-12% versus 4% in 2006. Growing base of recurring revenue will drive earnings growth and predictability Experienced and disciplined management team with average tenure of 18 years Investment Considerations

April 2007 Investor Presentation